                                                                    EXHIBIT 3.1


                           ARTICLES OF INCORPORATION

                                      OF

                             BENJUN CHEMICALS INC.


       FIRST.  The name of the corporation is:

                             BENJUN CHEMICALS INC.

      SECOND. Its registered office in the state of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 that this corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holdings of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

      THIRD. The objects for which this corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

      (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

      (B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

      (C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

      (D) Shall have power to sue and be sued in any court of law or equity.

      (E) Shall have power to make contracts.

      (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

      (G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

      (H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

      (I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

      (J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if its desires, but such use or nonuse shall not in any way affect the legality of the document.

      (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage; pledge or otherwise; or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

      (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

      (M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

      (N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

      (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

      (P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

      (Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities.

      FOURTH. That the total number of voting common stock authorized that may be issued by the Corporation is TWENTY-FIVE MILLION (25,000,000) shares of stock at $.001 par value and no other class of stock shall be authorized. Said shares without nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

      FIFTH. The governing board of this corporation shall be known as directors, and the number of director may from time to time be increased or decreased in such a manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1).

      The name and post office address of the first Board of Directors shall be
(1) in number and listed as follows:

           NAME                     POST OFFICE AND ADDRESS
      Betty J. Elpern               2533 North Carson Street
                                    Carson City, Nevada 89706

      SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

      SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

           NAME                     POST OFFICE AND ADDRESS
      Betty J. Elpern               2533 North Carson Street
                                    Carson City, Nevada 89706

      EIGHTH.  The resident agent for this corporation shall be:

                           LAUGHLIN ASSOCIATES, INC.

The address of said agent, and, the registered or statutory address of this corporation in the state of Nevada, shall be:

                           2533 North Carson Street
                          Carson City, Nevada  89706

      NINTH.  The corporation is to have perpetual existence.

      TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

      Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the ByLaws of the Corporation.

      To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

      By resolution passed by a majority of the whole Board, to designate one
(1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

      When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

      ELEVENTH. No shareholders shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

      TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving nay act or omission of any such director or officer, provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada

Revised Statues. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

      THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

      I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of April, 1994.


                                     /s/Betty J. Elpern
                                   ---------------------------------------
                                        Betty J. Elpern

STATE OF NEVADA   )
                  ) SS:
CARSON CITY       )

On this 22nd day of April, 1994, in Carson City, Nevada, before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared:

                              Betty J. Elpern

Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

                                                                        [SEAL]

                                    /s/Becky L. Butler
                                   ---------------------------------------
                                       Notary Public

I, Laughlin Associates, Inc. hereby accept as Resident Agent of the previously named Corporation.


4/22/94     /s/Betty J. Elpern
-----------------------------------------
Date        Service Coordinator

                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                       OF

                              BENJUN CHEMICALS INC.


        The undersigned, being President and Secretary of BENJUN CHEMICALS, INC., a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on the 2nd day of May, 1994, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

        The undersigned further certify that the original Articles of Incorporation of BENJUN CHEMICALS, INC. were filed with the Secretary of State of Nevada on the 22nd day of April, 1994. The undersigned further certify that ARTICLE FOURTH of the original Articles of Incorporation filed on the 22nd day of April, 1994 herein is amended to read as follows:

        ARTICLE FOURTH

        That the total number of voting common stock authorized that may be issued by the Corporation is TWENTY-FIVE MILLION (25,000,000) shares of stock @ $.001 par value with nominal or par value and no other class of stock shall be authorized. Said shares with a nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                       OF

                              BENJUN CHEMICALS INC.

                                    CONTINUED

      The undersigned hereby certify that they have on this 2nd day of May, 1994, executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

                                    /s/Betty J. Elpern
                                    -----------------------------------------
                                    Vice President


                                    /s/Betty J. Elpern
                                    -----------------------------------------
                                    Vice Secretary


STATE OF NEVADA              )
                             ) SS:
COUNTY OF CARSON CITY        )

On this 2nd day of May, 1994, before me, the undersigned, a Notary Public in and for the County of Carson City, State of Nevada, personally appeared: Betty J. Elpern

Known to me to be the person(s) whose name(s) are subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me that they executed the same.


/s/Beverly Thompson
--------------------------------
Notary Public

[SEAL]

                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                       OF

                              BENJUN CHEMICALS INC.


        The undersigned, being President and Secretary of BENJUN CHEMICALS, INC., a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on March 1, 1996, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

        The undersigned further certify that the original Articles of Incorporation of BENJUN CHEMICALS, INC. were filed with the Secretary of State of Nevada on the 22nd day of April, 1994. As of the date of this certificate, NO stock of the corporation has been issued. The undersigned hereby adopt the following amendments to the original Articles of Incorporation of this corporation, Article First and Article Fourth herein is amended to read as follows:

                                  ARTICLE FIRST

FIRST:  The name shall be:

                          GRAY WOLF TECHNOLOGIES, INC.


                                 ARTICLE FOURTH

FOURTH: This corporation is authorized to issue Twenty-Five Million (25,000,000) shares of stock as follows: Twenty Million (20,000,000) common shares at One Tenth of One Cent ($.001) par value and Five Million (5,000,000) preferred shares at One Tenth of One Cent ($.001) par value rights and privileges to be set by the Board of Directors and no other class of stock shall be authorized. All or part of the shares of capital stock may be issued by the corporation from time to time and for such consideration as may be determined upon and fixed by the Board of Directors as provided by law.

        The undersigned hereby certify that they have on this 1st day of March, 1996, executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

                                    /s/Benjamin Kune
                                    -----------------------------------------
                                    Benjamin Kune, President and Secretary

STATE OF CALIFORNIA          )
                             ) SS:
COUNTY OF SAN DIEGO          )

On this 1st day of March, 1996, before the undersigned, a Notary Public in and for the County of San Diego, State of California, personally appeared Benjamin Kune, known to be the person whose name is subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me that they executed the same.



                                    /s/Mary E. Dye
                                    -----------------------------------------
                                    Notary Public
[SEAL]

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          ARTICLES OF INCORPORATION OF
                          GRAY WOLF TECHNOLOGIES, INC.


        The undersigned, being the President and Secretary of GRAY WOLF TECHNOLOGIES, INC., do hereby certify:

        That the Board of Directors at a meeting duly convened and held on the 8th day of May, 1998, adopted a resolution to amend the Corporation's Articles of Incorporation, to be effective upon filing with the Secretary of State of Nevada, as follows:

        1. Article FIRST of the Articles of Incorporation of GRAY WOLF TECHNOLOGIES, INC., which sets forth the name of the Corporation, is hereby amended to read in its entirety as follows:

           "FIRST.  The name of the Corporation is CORGENIX MEDICAL CORPORATION"

        2. Article FOURTH of the Articles of Incorporation of GRAY WOLF TECHNOLOGIES, INC., which sets forth the number of shares of capital stock the Corporation has the authority to issue is hereby amended to read in its entirety as follows:

           "FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Twenty-Five Million (25,000,000) shares divided into two (2) classes, of which Twenty Million (20,000,00) shares, par value $.001 per share, shall be designated Common Stock, and Five Million (5,000,000) shares, par value $.001 per share, shall be designated Preferred Stock. The Board of Directors is expressly vested with authority to issue the Common Stock and the Preferred Stock from time to time, in one or more classes and in one or more series of any such classes subject to the following provisions:

           A. ALL CLASSES OF CAPITAL STOCK. The following provisions shall apply to all classes of the Corporation's capital stock:

           Section 1. Acquisition, Redemption and Other Disposition. The Corporation shall have the power to acquire (by purchase, redemption, or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel, or otherwise dispose of the shares of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Nevada (but such power shall not imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem, or otherwise acquire the it's own shares, directly or indirectly, and without pro rata treatment of the owners or holders of any class or series of shares, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities (and without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the purchase, redemption, or other acquisition, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those of the holders of the shares of the Corporation being purchased, redeemed, or otherwise acquired, unless otherwise expressly provided with respect to a series of Preferred Stock). Shares of the Corporation purchased, redeemed, or otherwise acquired by it shall constitute authorized but unissued shares, unless prior to any such purchase, redemption, or other acquisition, or within thirty (30) days thereafter, the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares;

               Section 2. Reissuance. Preferred Stock of any series that has been redeemed (whether through the operation of a retirement or sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, have been converted into shares of the Corporation of any other class or series, may be reissued as a part of such series or of any other series of Preferred Stock, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Stock in accordance with the provisions of Article FOURTH, Subsection C, of these Articles of Incorporation; and

               Section 3. Disposition, Issuance and Sale. The Board of Directors of the Corporation may dispose of, issue, and sell shares in accordance with, and in such amounts as may be permitted by, the laws of the State of Nevada and the provisions of these Articles of Incorporation and for such consideration, at such price or prices, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors shall determine, without the authorization or approval by any stockholders of the Corporation. Shares may be disposed of, issued, and sold to such persons, firms, or corporations as the Board of Directors may determine, without any preemptive or other right on the part of the owners or holders of other shares of the Corporation of any class or kind to acquire such shares by reason of their ownership of such other shares.

        B. COMMON STOCK. The following provisions shall apply to the Common Stock:

               Section 1. Voting Rights. Except as otherwise provided by the General Corporation Law of Nevada and subject to such stockholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of its Board of Directors establish, shares of Common Stock shall have unlimited voting rights and each outstanding share of Common Stock shall, when validly issued by the Corporation, entitle the record holder thereof to one vote at all stockholders' meetings on all matters submitted to a vote of the stockholders of the Corporation;

               Section 2. Dividends and Distributions. Shares of Common Stock shall be equal in every respect insofar as their relationship to the Corporation is concerned, but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation. Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of Common Stock shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions, or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time on the Common Stock at the discretion of the Board of Directors; and

               Section 3. Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, after payment shall have been made to the holders of any outstanding series of Preferred Stock of the full amount to which they shall be entitled, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

        C. PREFERRED STOCK. The following provisions shall apply to the Preferred Stock:

               1. Issuance. The Board of Directors is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by adopting and filing in accordance with the General Corporation Law of Nevada, a Certificate of Designation, after adopting a resolution or resolutions providing for the issue of such Preferred Stock, and in such resolution or resolutions providing for the issue of shares of each such class and of each particular series of any such class. The Board of Directors is also expressly vested with authority to fix the number of shares constituting any such series of any such class and to fix the terms of such Preferred Stock or series of Preferred Stock, including without limitation the following:

                   (i) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

                   (ii) whether the shares of such series shall have voting rights, and, if so, the terms of such voting rights, which may be general or limited, may include multiple votes per share and may include the right, under specified circumstances, to elect additional directors;

                   (iii) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

                   (iv) whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

                    (v) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                    (vi) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                    (vii) whether the shares of such series shall be convertible into, or exchangeable for, shares or stock of any other class or any other series of Preferred Stock or any other securities (whether or not issued by the Corporation) and, if so, the price or prices or the rate or rates of conversion or exchange and the methods, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                    (viii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

                    (ix) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class of stock; and

                    (x) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

        Except to the extent otherwise expressly provided in these Articles of Incorporation or required by law (i) no share of Preferred Stock shall have any voting rights other than those which shall be fixed by the Board of Directors pursuant to this Article FOURTH and (ii) no share of Common Stock shall have any voting rights with respect to any amendment to the terms of any series of Preferred Stock, provided however, that in the case of this clause (ii) the terms of such series of Preferred Stock, as so amended, could have been established without any vote of any shares of Common Stock."

        The number of shares of the Corporation outstanding and entitled to vote on this Certificate of Amendment to the Articles of Incorporation is One Million Nine Hundred Fifty-Seven Thousand Two Hundred Fifty-Nine (1,957,259), and the said changes and Certificate of Amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 8th day of May, 1998 and affirm that this Certificate of Amendment is the act and deed of the Corporation and the statements made herein are true under the penalties of perjury.



                                  /s/Mike M. Mustafoglu
                                  --------------------------------------------
                                  Mike M. Mustafoglu, President and Secretary


STATE OF KANSAS          )
                         )  ss.:
COUNTY OF SHAWNEE        )

        On May 12, 1998 personally appeared before me, a Notary Public, Mike M. Mustafoglu, who acknowledged that he executed the above instrument.

                                  /s/Rebecca Lee Plush
                                  --------------------------------------------
                                  Signature of Notary